UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 30, 2013

Cadiz Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)
0-12114 (Commission File Number)	77-0313235 (IRS Employer Identification No.)
550 South Hope Street, Suite 2850, Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

Registrant’s telephone number, including area code:  (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

    On October 30, 2013, Cadiz Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), by and among the Company and Cadiz Real Estate LLC (“CRE” and, together with the Company, the “Borrowers”), the lenders from time to time party thereto, and Wells Fargo Bank, National Association., as administrative agent.  The Credit Agreement amends and restates the amended and restated credit agreement, dated as of March 5, 2013 by and among the Borrowers and the lenders and parties from time to time party thereto and previously disclosed on the Company’s Form 8-K dated March 5, 2013.

    Pursuant to the Credit Agreement, MSD Credit Opportunity Master Fund, L.P. (the “Lender”) agreed to provide a senior secured term loan in an aggregate principal amount of $10.0 million in a new Tranche B (the “New Term Loan”).

    Interest under the Credit Agreement will accrue at 8.0% per annum (compounded quarterly), with no principal or cash interest payments required before maturity. The New Term Loan matures on June 30, 2017 and all other term loans under the Credit Agreement mature on March 5, 2016.  The proceeds of the New Term Loan will be utilized for the Company’s working capital needs and for other general corporate purposes.

    All obligations of the Borrowers under the Credit Agreement are secured by first priority security interests in substantially all of the assets of the Borrowers.  The Credit Agreement includes customary representations, warranties and covenants, and acceleration, indemnity and events of default provisions.  On October 30, 2013, the Borrowers borrowed the full amount of the New Term Loan.

    In connection with the incurrence of the New Term Loan, the Company entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture dated as of March 5, 2013 by and between the Company and Bank of New York Mellon Trust Company, N.A. The Supplemental Indenture increased the amount of debt the Company can incur to $42 million, plus any accretion under the Credit Agreement.

    In connection with the New Term Loan, the Company will issue 700,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, to the Lender pursuant to a stock issuance agreement, dated as of October 30, 2013.  The Lender will be subject to a lock-up agreement with the Company, included as part of the stock issuance agreement, that restricts their ability to transfer shares of the Company’s common stock for 180 days following the date of the stock issuance agreement.  The offering and issuance of the Shares are being made pursuant to an effective Registration Statement on Form S-3, Registration No. 333-190288.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    The information concerning the New Term Loan included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

    On October 31, 2013, the Company issued a press release announcing the New Term Loan and the issuance of the Shares.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of October 30, 2013 between Cadiz, Inc. and The Bank of New York Mellon Trust Company, N.A.
5.1	Opinion of Cadwalader, Wickersham & Taft LLP
10.1
Amended and Restated Credit Agreement, dated as of October 30, 2013, by and among Cadiz Inc. and Cadiz Real Estate LLC, as the borrowers, the lenders from time to time party thereto, and Well Fargo Bank, National Association, as administrative agent.

10.2	Stock Issuance Agreement, dated as of October 30, 2013, by and between Cadiz Inc. and MSD Credit Opportunity Master Fund, L.P.
99.1	Press Release dated October 31, 2013

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:     October 31, 2013

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture, dated as of October 30, 2013 between Cadiz, Inc. and The Bank of New York Mellon Trust Company, N.A.
5.1	Opinion of Cadwalader, Wickersham & Taft LLP
10.1
Amended and Restated Credit Agreement, dated as of October 30, 2013, by and among Cadiz Inc. and Cadiz Real Estate LLC, as the borrowers, the lenders from time to time party thereto, and Well Fargo Bank, National Association, as administrative agent.

10.2	Stock Issuance Agreement, dated as of October 30, 2013, by and between Cadiz Inc. and MSD Credit Opportunity Master Fund, L.P.
99.1	Press Release dated October 31, 2013